UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2025

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the special meeting of stockholders of Xilio Therapeutics, Inc. (the “Company”) held on November 21, 2025 (the “Special Meeting”), the Company’s stockholders approved the Xilio Therapeutics, Inc. 2025 Stock Incentive Plan (the “2025 Plan”), which had previously been adopted by the Company’s Board of Directors subject to stockholder approval.

The description of the 2025 Plan contained on pages 19 to 33 of the Company’s Definitive Proxy Statement for the Special Meeting, filed with the Securities and Exchange Commission on October 20, 2025, is incorporated herein by reference. A complete copy of the 2025 Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, at the Special Meeting, the Company's stockholders approved a one-time repricing of certain outstanding employee stock options. Following the receipt of stockholder approval, the repricing was implemented by the Company after market close on November 21, 2025. The table below sets forth information regarding the stock options held by certain of the Company's executive officers that were subject to the repricing.

Name and Position	Number of Shares Subject to Options	Weighted- Average Per Share Exercise Price of Options	Weighted- Average Remaining Term of Options (Years)
René Russo, Pharm.D. President and Chief Executive Officer	2,198,212	$5.76	6.6
Christopher Frankenfield Chief Financial and Operating Officer	848,172	$4.67	7.1
Katarina Luptakova, M.D. Chief Medical Officer	225,210	$4.10	7.4

Pursuant to the repricing, the exercise price of the foregoing stock options was reduced to $1.50 per share. If a repriced stock option is exercised prior to the 12-month anniversary of the repricing date, then the original exercise price applicable to the stock option – rather than the new exercise price – must be paid by the option holder, except in the case of the death or disability of the option holder or a change in control of the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 21, 2025, the Company held the Special Meeting. The following is a summary of the matters voted on at that meeting and the results of the votes on such matters..

1.
The Company’s stockholders approved a one-time repricing of certain outstanding employee stock options (“Proposal 1”). The results of the stockholders’ vote with respect to such approval were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
31,600,793	1,690,846	144,025	0

2.
The Company’s stockholders approved the 2025 Plan (“Proposal 2”). The results of the stockholders’ vote with respect to such approval were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
30,542,811	2,876,155	16,698	0

3.
The Company’s stockholders approved the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1 and/or Proposal 2. The results of the stockholders’ vote with respect to such approval were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
30,757,060	2,635,979	42,625	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1

Xilio Therapeutics, Inc. 2025 Stock Incentive Plan (incorporated by reference to Appendix A of the Registrant's DEF 14A (File 001-40925) filed with the Securities and Exchange Commission on October 20, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: November 25, 2025	By:	/s/ Caroline Hensley
Caroline Hensley
Chief Legal Officer